Exhibit 99.1

Red Robin Gourmet Burgers Updates Fiscal Third

Quarter & Full Year 2005 Guidance

Greenwood Village, CO — (BUSINESS WIRE) – September 14, 2005 – Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB), the casual dining company that serves up fun, feel-good experiences by offering its guests an imaginative selection of high-quality gourmet burgers and innovative menu items in a family-friendly environment, today updated previous guidance for the fiscal third quarter and full year 2005. The Company expects to report fiscal third quarter 2005 earnings on November 3, 2005.

For the third quarter ending October 2, 2005, the Company continues to expect total revenues of approximately $113 to $115 million and net income of approximately $0.33 to $0.35 per diluted share. These projected results are based upon certain assumptions, including an expected comparable restaurant sales increase of approximately 2.0% and the opening of four new company-owned restaurants during the quarter.

For full year 2005, the Company continues to expect revenues of approximately $487 to $491 million and net income of $1.69 to $1.72 per diluted share. These estimates assume a comparable restaurant sales increase of 4.0% to 4.5%, the addition of 26 new corporate restaurants and 15 to 17 new franchise restaurants during fiscal 2005.

As previously announced, projected results for the third quarter ending October 2, 2005 and for full year 2005 include a pre-tax gain of $1.25 million, or approximately $0.05 per share after-tax, related to certain expenses which the Company’s former chief executive officer reimbursed to the Company, and a non-cash pre-tax charge of approximately $2.8 million, or approximately $0.11 per share after-tax, for stock options that were accelerated and exercised by the former chief executive officer and the former chief financial officer in 2002.

About Red Robin Gourmet Burgers

Red Robin Gourmet Burgers (www.redrobin.com) is a casual dining restaurant chain that serves an imaginative selection of high quality gourmet burgers to America’s families, particularly women, teens and tweens. Red Robin serves gourmet burgers in a variety of recipes with bottomless fries, as well as many other items including salads, soups, appetizers, entrees, desserts, and its signature Mad Mixology® specialty beverages. There are more than 275 Red Robin locations across the United States and Canada, including both company-owned locations and those operated under franchise or license agreements.

Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to achieve and manage our planned expansion; our ability to raise capital in the future; the ability of our franchisees to open and manage new restaurants; our franchisees’ adherence to our practices, policies and procedures; changes in the availability and costs of food; potential fluctuation in our quarterly operating results due to seasonality and other factors; the assimilation of our new chief executive officer and chief financial officer, and the continued service of key management personnel; the concentration of our restaurants in the Western United States; our ability to protect our name and logo and other proprietary information; changes in consumer preferences, general economic conditions or consumer discretionary spending; health concerns about our food products and food preparation; our ability to attract, motivate and retain qualified team members; the impact of federal, state or local government regulations relating to our team members or the sale of food or alcoholic beverages; the impact of litigation and potential investigations; the effect of competition in the restaurant industry; cost and availability of capital; additional costs associated with compliance, including the Sarbanes-Oxley Act and related regulations and requirements; the effectiveness of our internal controls over financial reporting; future changes in financial accounting standards; and other risk factors described from time to time in SEC reports filed by Red Robin.

For further information contact:

Don Duffy

Integrated Corporate Relations

203-682-8200